NEITHER THIS NOTE, THE SHARES OF COMMON STOCK INTO WHICH THIS NOTE IS CONVERTIBLE, NOR THE SHARES OF COMMON STOCK ISSUABLE IN PAYMENT OF INTEREST HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THIS NOTE IS SUBJECT TO THE TERMS AND CONDITION OF A CERTAIN NOTE PURCHASE AGREEMENT OF EVEN DATE (THE "NOTE PURCHASE AGREEMENT").

9 3/4% Convertible Subordinated Promissory Note
Due _______________


                                                       As of ____________, 1995

     Amertranz Worldwide, Inc., a Delaware corporation (the "Company"), for value received, hereby promises to pay to ____________, with address at 33 Berkshire Road, Woodcliff Lake, New Jersey 07675, or registered assigns, on
____________,            the            principal            amount           of
_________________________________________________  ($_______)  Dollars  together with interest (computed on the basis of a 360-day year of twelve 30-day months) which shall accrue on the unpaid portion of said principal amount from the date hereof at the rate of _____% per annum . The interest provided for herein shall be paid in kind by the Company by the delivery of one (1) share of the Company's Common Stock, $.01 par value (the "Common Stock"), for each $1.00 of accrued interest (the "Interest Shares"). Both the principal hereof and Interest Shares are payable at the offices of the Company, 2001 Marcus Drive, Lake Success, New York 11042.

     1. Authorized Issue. This Note is one of a duly authorized issue of 9 3/4% Convertible Subordinated Promissory Notes due _______________ (the "Notes") made or to be made by the Company in aggregate original authorized principal amount of up to $500,000, similar in terms except for principal amounts and named payees, offered by the Company pursuant to a Note Purchase Agreement dated as of October 10, 1995.

     2. Conversion.

     (a) Mandatory Conversion. This Note shall cease to be debt or obligation of the Company and shall, without any affirmative act by either the Company or the holder hereof, be converted into and shall represent one (1) share of the Company's Common Stock for each One ($1.00) Dollar in unpaid principal amount of Note, upon the effective date of a merger or exchange or acquisition of assets between the Company and Caribbean Freight Systems, Inc. and/or TIA, Inc. (collectively "CAS") on substantially the terms provided for in the Letter of Intent dated May 10, 1995 between the Company and CAS, or upon such other and different conditions as the Company, in its sole discretion, shall negotiate.

                                      -1-

5361[6/11/96]

     (b) Optional Conversion. At the option of the holder hereof, this Note may be converted at any time, in full or in part, into shares of Common Stock in the same manner and upon the same terms as provided in Subsection 2(a) hereof, by surrender of this Note with notice of conversion thereon duly executed by such holder (specifying the portion of the principal amount thereof, and accrued interest thereon, to be converted in the case of partial conversion) to the Company at its principal office, or at the office of the agency maintained for such purpose. Upon any partial conversion of a Note, the Company at its expense will forthwith issue and deliver to or upon the order of the holder thereof a new Note or Notes in principal amount equal to the unpaid and unconverted principal amount of such surrendered Note, such new Note or Notes to be dated and to bear interest from the date to which interest has been paid on such surrendered Note. Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which such Note shall have been so surrendered to the Company or such agency; and at such time the rights of the holder of such Note as such shall, to the extent of the principal amount thereof, and accrued interest thereon, converted, cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record thereof.

     (c) As promptly as practicable after the conversion (whether mandatory or optional) of this Note in full or in part, and in any event within fifteen (15) calendar days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will issue and deliver to the holder of this Note, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion.

     (d) The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Notes, authorized but unissued shares of Common Stock which shall be issuable upon the conversion of the Notes. All shares of Common Stock issuable upon conversion of the Notes shall be when issued, validly issued, fully paid and nonassessable, with no liability on the pat of the holders thereof.

     3.  Restrictions  on Transfer.

     (a) Unless a Registration Statement with respect thereto under the Securities Act is at the time in effect, this Note, the shares of Common Stock into which the Note may be converted, and the Interest Shares shall not be transferred (such term to include any disposition which would constitute a sale within the meaning of the Securities Act), except upon compliance with the conditions specified in this Subsection 3(a) and unless such Registration
Statement is effective or such conditions are complied with, the Company may issue or cause to be issued to stop orders preventing any such transfer.

     (b) The holder of this Note by the acceptance hereof agrees, prior to any transfer or attempted transfer of this Note, that it shall not transfer this Note unless a Registration Statement under the Securities Act is in effect with respect to such transfer or, prior to such transfer, it shall have delivered to the Company an opinion of counsel acceptable to the

                                      -2-
5361[6/11/96]

Company, to the effect that the proposed transfer may be effected without registration under the Securities Act. In the event such transfer is approved by the Company, the legend set forth on the facing page of this Note may be removed from the Note unless, in the opinion of counsel for the Company, such legend is required by the applicable provisions of the Securities Act.

     4. Subordination of Indebtedness.

     (a) This Note is issued subject to the provisions of this Section 4; each person taking or holding this Note accepts and agrees to be bound by these provisions.

     (b) Attached hereto and made a part hereof, and incorporated by reference herein as if fully set forth at length, is a Subordination Agreement (the "Subordination Agreement") between and among TIA, the Company and Michael Barsa. To the extent that the provisions of this Note or the Note Purchase Agreement conflict with the Subordination Agreement, the terms of the Subordination Agreement shall control.

     (c) This Note is a junior obligation of the Company and is fully subordinated to all Senior Indebtedness (as hereinafter defined) of the Company now existing or hereafter incurred. "Senior Indebtedness" is all indebtedness, liabilities and obligations of the Company for money borrowed from or advanced by TIA, or any obligation owed by the Company to TIA as defined in the Subordination Agreement, and any deferrals, renewals or extensions of any Senior Indebtedness and notes or other instruments of indebtedness issued in respect of or in exchange for any Senior Indebtedness or any funding to pay or replace any Senior Indebtedness, unless in the instrument creating or evidencing the same, or pursuant to which it is outstanding, it is provided that such indebtedness or such deferral, renewal or extension thereof is not senior in right of payment to this Note. No payment or distribution of any kind or character on account of principal or interest on this Note shall be permitted during the continuance of any default in the payment of principal, premium, if any, or interest on any Senior Indebtedness.

     5. Default. If one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), and the holder of any Note shall have given fifteen (15) days prior written notice to the Company by overnight courier, registered mail, postage prepaid, return receipt requested, and the Company shall not have cured shall default within such period:

     (i) default in the due and punctual payment of the principal of, or interest on, any Note when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise;

     (ii) breach by the Company of any covenant contained in this Note and/or default by the Company in any provision of the Note Purchase Agreement executed in connection with the sale and purchase of the Notes; or

                                      -3-
5361[6/11/96]

     (iii) the Company makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or

     (iv) an order, judgment or decree is entered adjudicating the Company or any subsidiary bankrupt or insolvent; or

     (v) the Company petitions or applies to any tribunal for the appointment of a trustee or receiver of the Company, or of any substantial part of the assets of the Company, or commences any proceedings (other than proceedings for the voluntary liquidation and dissolution of a subsidiary) relating to the Company or a subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction whether nor or hereafter in effect; or

     (vi) any such petition or application is filed, or any such proceedings are commenced, against the Company, and the Company by any act indicates its approval thereof, consent or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee or receiver, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than sixty (60) days; or

     (vii) any order, judgment or decree is entered in any proceeding against the Company or any subsidiary decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than sixty
(60) days; or

     (viii) any order, judgment or decree is entered in any proceeding against the Company or any subsidiary decreeing a split-up of the Company which requires the divestiture of a substantial part of the consolidated assets of the Company and its subsidiaries, or the divestiture of the stock of a subsidiary and such order, judgment or decree remains unstayed and in effect for more than 60 days; then and in each and every such case, so long as such Event of Default shall not have been remedied, the holder of this Note, by notice in writing to the Company, may declare the principal of this Note then outstanding and the interest accrued thereon to be due and payable immediately, or convertible pursuant to Subsection 2(b) hereof, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Note contained to the contrary notwithstanding, the declaration of a default by any holder shall constitute and operate as a declaration of default of all Notes.

     6. Miscellaneous. (a) To the extent permitted by applicable law, the Company hereby agrees to waive, and does hereby absolutely and irrevocably waive and relinquish, the benefit and advantage of any valuation, stay, appraisement, extension or redemption law now existing or which may hereafter exist, which, but for this provision, might be applicable to any sale made under the judgment, order or decree of any court, or otherwise, based on this Note or on any claim for principal or interest on this Note.


                                      -4-
5361[6/11/96]

     (b) This Note is issued upon the express condition, to which each successive holder expressly assents and by receiving the same agrees, that no recourse under or upon any obligation, covenant or agreement of this Note, or for the payment of the principal or interest on this Note, or for any claim based on this Note, shall be had against any incorporator or any past, present or future stockholder, officer, or director, as such, of the Company or of any successor corporation, whether by virtue of statute, rule of law or otherwise, all such individual liability being hereby expressly waived and released as a condition of and as a part of the consideration for the execution and issue of this Note; provided, however, that nothing herein shall prevent enforcement of the liability, if any, of any stockholder or subscriber to capital stock on or in respect of capital stock not fully paid.

     (c) Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note and of indemnity reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note if mutilated, the Company will make and deliver a new Note of like tenor in lieu of this Note so lost, stolen, destroyed or mutilated. Any new Note made and delivered in accordance with the provisions of this Subsection 6 (c) shall be dated as of the date from which unpaid interest has then accrued on the Note so lost, stolen, destroyed or mutilated.

     (d) No course of dealing between the Company and the holder of any of the Notes or any delay on the part of the holder in exercising any rights under any of the Notes shall operate as a waiver of any rights of any holder of this Note.

     (e) Any and all covenants or events of default under the Notes, except for the due and punctual payment of principal and interest, may be waived by the holders of a majority in interest of the principal amount of outstanding Notes sold (the "Majority Noteholders").

     (f) This Note may be prepaid in whole or in pat at any time without penalty or premium.

     7. Binding Effect. The Company agrees that the provisions of this Note shall bind and shall inure to the benefit of the parties hereto and their successors and assigns.

     8. Amendment and Waiver. Except as otherwise provided herein, this Note may be amended, and the performance and observance of any term of this Note may be amended, and the performance and observance of any term of this Note may be waived, with (and only with) the written consent of the Company and the holder of this Note.

     9. Interest Rate. If any interest rate specified herein is held to be impermissible, then the rate charged on the indebtedness represented hereby shall be reduced to the highest rate then permitted by law.

     10. Notices. All notices and other communications provided for hereunder shall be

                                      -5-
5361[6/11/96]
deemed to have been sufficiently given or served for all purposes if delivered personally, the next day if deposited with an overnight courier service, or five
(5) business days after mailing by registered mail, postage prepaid, return receipt requested, addressed, if to the Company, at the Company's address set forth above or if addressed to the holder, at the address set forth above, or to such other address as the holder hereof may designate to the Company in writing.

     11. New York Law. This Note shall be construed in accordance with and governed by the laws of the state of New York without regard to principles of conflicts of law, and cannot be changed, discharged or terminated orally but only by an instrument in writing signed by the party against whom enforcement of any change, discharge or termination is sought.

     12. Headings. The headings of the section of this Note are inserted to convenience only and do not affect the meaning of such section.

     IN WITNESS WHEREOF, AMERTRANZ WORLDWIDE, INC. has caused this Note to be signed in its corporate name by a duly authorized officer and to be dated the date and year first above written.

                                            AMERTRANZ WORLDWIDE, INC.



                                            By_____________________________
                                              Chairman

                                      -6-
5361[6/11/96]

AmerTranz Worldwide, Inc.
2001 Marcus Avenue
Lake Success, New York 11042


                                                      As of February     , 1996


TO ALL CONVERTIBLE NOTEHOLDERS

Dear ________________:

     You are the holder of the Convertible Subordinated Promissory Note ( the "Note") of AmerTranz Worldwide, Inc. ("AmerTranz") dated __________, 1995, in the principal amount of $_________________, due _____________, 1996, bearing interest at [7% or 9 3/4 % per annum];

     AmerTranz intends on or about February 6, 1996 to close a transaction (the "Transaction") wherein AmerTranz will acquire the air freight operating business of Caribbean Freight Systems, Inc. and TIA, Inc. (collectively, "Freight Group").

     Pursuant to the terms of the Note and the Assets Exchange Agreement between AmerTranz and Freight Group, at the closing of the Transaction the principal and accrued interest due pursuant to the Note will be automatically converted into _____________ shares of Common Stock, $.01 par value, of AmerTranz (the "AmerTranz Shares").

     In order to induce AmerTranz and Freight Group to enter into the Assets Exchange Agreement, you hereby assign all of your right, title, and interest in the Note to AmerTranz Worldwide Holding Corp. ("Holding") in exchange for _______________ shares of Common Stock, $.01 par value, of Holding (the "Holding Shares"). You and Holding agree that the Holding Shares represent the parties' agreement with respect to the market value of the Note. Upon receipt of this executed agreement, Holding will issue to you a stock certificate in the aforesaid amount and such certificate when so issued and delivered shall represent validly issued, fully paid and nonassessable shares of such Common Stock of Holding. Upon the closing of the Transaction, Holding will become the parent company of AmerTranz, and AmerTranz shall become a wholly owned subsidiary of Holding.

     You hereby warrant and represent that you have good and marketable title to the Note, free and clear of all liens, claims, and encumbrances. You confirm that you have no claim or cause of action against AmerTranz arising out of or in connection with, the Note, and that you hold no other notes of AmerTranz except the Note. AmerTranz confirms that it has no claim or cause of action against you arising out of or in connection with the Note.


                                      -1-
5361[6/11/96]

     The Holding Shares acquired by you are being acquired in a private transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended (the "Act"), and will be issued to you by Holding in reliance upon an exemption from

                                      -2-
5361[6/11/96]
registration under Sections 4(2) and/or 4(6) of the Act.

     You hereby represent and warrant:

     (i) I am acquiring the Holding Shares for my own account for investment purposes only and not with a view to resale or redistribution. I understand and acknowledge that the Holding Shares are being issued to me in a transaction exempt from the registration requirements of the Act and that Holding is relying upon my representations for the purpose of determining the availability of an applicable exemption.

     (ii) I am an accredited investor as that term is defined under the General Rules and Regulations under the Act.

     (iii) I have received such information requested by me concerning the business, management and financial affairs of Holding in order to evaluate the merits and risks of making this investment.

     (iv) I have had the opportunity to ask questions of, and receive answers from, the officers of Holding concerning the terms and conditions of this investment and to obtain information relating to the organization, operation and business of the Holding and of Holding's contracts, agreements and obligations.

     I am familiar with the present capital structure of Holding, as well as the fact that the percentage of ownership which the Holding Shares represent in Holding will be diluted by reason of the contemplated future issuance of equity or convertible debt securities of Holding as set forth in the Assets Exchange Agreement.

     In entering into this Agreement and in purchasing the Holding Shares, I further acknowledge that:

     (i) Holding has informed me that the Holding Shares have not been offered for sale by means of general advertising or solicitation.

     (ii) The Holding Shares may not be resold by me absence of registration under the Act or exemption from registration.

     (iii) The following legend shall be placed on the Certificate(s) evidencing the Holding Shares:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE

                                      -3-
5361[6/11/96]

"ACT"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

     (iv) Holding may place a stop transfer order on its transfer books against the Holding Shares, which stop order shall be removed upon receipt of the opinion of counsel referred to in the legend described in clause (iii) above.

     I understand that all documents, records, and books pertaining to this investment have been made available for inspection to me, my attorneys and/or accountants.

     I have had a reasonable opportunity to ask questions of and receive answers from a person acting on behalf of Holding concerning the exchange of the Holding Shares and all such questions have been answered to my full satisfaction.

     I hereby acknowledge and agree, subject to any applicable state securities law, that the acquisition hereunder is irrevocable, that it is not entitled to cancel, terminate or revoke this Agreement or any agreements hereunder and that this Agreement and such other agreements shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and assigns. Anything herein to the contrary notwithstanding, including the irrevocable nature hereof, this letter and the obligations of the parties hereunder shall without any further action be deemed to be void and of no further force and effect and this letter canceled, terminated and revoked if the Transaction is not closed on or prior to February 15, 1996, with time being of the essence.

     Please indicate your acknowledgment and agreement with the terms of this letter agreement by signing your name below where indicated.

                                                Very truly yours,

                                                AMERTRANZ WORLDWIDE, INC.


                                                By:____________________________


ACKNOWLEDGED AND AGREED TO:


- ----------------------------------

                                      -4-
5361[6/11/96]